SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                         CURRENT REPORT

                  Securities Exchange Act of 1934



Date of Report (date of earliest event reported):
September 3, 1997


Computervision Corporation
(Exact name of registrant as specified in charter)

     Delaware           1-7760/0-20290      04-2491912
- ----------------        --------------     --------------
(State or other          (Commission       IRS Employer
jurisdiction             File Numbers)     Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


(617) 275-1800
(Registrant's telephone number, including area code)


(Former name or former address, if changed since last report)

Item 5.  Other Events
- ---------------------

     On September 3, 1997, Computervision Corporation issued a press release announcing the closing of an $8.5 million bridge loan facility with M.D. Sass Corporate Resurgence Partners, L.P., an affiliate of M.D. Sass Associates, Inc., the Company's largest shareholder (see copy of press release attached).





Item 7.  Financial Statements and Exhibits
- ------------------------------------------

(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated September 3, 1997

                            SIGNATURE



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               Computervision Corporation
                               (Registrant)


                               By /S/ Anthony N. Fiore, Jr.
                                 Anthony N. Fiore, Jr.
                                 Vice President, Business
                                 Operations and General Counsel

                               Date:  September 9, 1997

                        EXHIBIT INDEX
                        -------------

Exhibit No.                                        Page. No.
- ------------------------------------------------------------

(99) (a) Press Release dated September 3, 1997        6-7

For Further Information:

William A. Wilson, SVP/CFO
Computervision Corporation
(617) 275-1800, ext. 4005


FOR IMMEDIATE RELEASE


      Computervision Arranges Bridge Loan Facility


BEDFORD, Mass., September 3, 1997 -- Computervision Corporation (NYSE:CVN) today announced the closing of a $8.5 million bridge loan facility with M.D. Sass Corporate Resurgence Partners, L.P. Resurgence is an affiliate of M.D. Sass Associates, Inc., the Company's largest shareholder.

The bridge loan facility is intended to temporarily replace the facility that the Company previously had with a group of banks. The bridge loan facility matures upon the earlier of 180 days from August 27, 1997, or at the closing of a replacement facility. Borrowing under the facility will bear interest at the rate of 15% per annum, paid monthly. Computervision also paid a commitment fee of $85,000 and issued a seven-year warrant to purchase approximately 635,000 shares of the Company's common stock at a price of approximately $3.44.

Computervision president and CEO Kathleen Cote said: "This facility provides us a period of time to find a more permanent credit facility that will meet our needs as a pure software company. Our previous facility was put in place when a substantial portion of Computervision's business involved computer hardware services, a business line that was sold on July 18, 1997,
to CVSI, Inc."   In that transaction, Computervision received
$32.6 million in cash and a note and continues to hold 24% of the Class A voting stock of CVSI.

Computervision Corporation is the leading international supplier of Electronic Product Definition(TM) (EPD(TM)) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. Computervision is headquartered in Bedford, Massachusetts.

Except for the historical information contained herein, matters discussed in this news release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the time period required to find a permanent replacement credit facility as well as risks and uncertainties that are detailed from time to time in reports filed by Computervision with the Securities and Exchange Commission, including the Company's most recent reports on Form 10-K and 10-Q.

Computervision and the Computervision logo are registered trademarks of Computervision Corporation. Electronic Product
Definition and EPD are trademarks of Computervision Corporation.
All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor Relations at Computervision Corporation at 617/275-1800. For more on
Computervision, please call (617) 275-1800 or visit the Computervision web site at http://www.cv.com.